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                                                                     EXHIBIT 5.1


                          GOODWIN, PROCTER & HOAR LLP
                              COUNSELLORS AT LAW
                                EXCHANGE PLACE
                       BOSTON, MASSACHUSETTS 02109-2881



                               December 17, 1999


Bradley Real Estate, Inc.
40 Skokie Boulevard, Suite 600
Northbrook, IL 60062

     RE: Legality of Securities to be Registered under the Registration Statement on Form S-3 (the "Registration Statement")

Dear Ladies and Gentlemen:

     This opinion relates to up to 1,275,066 shares of common stock, par value $.01 per share (the "Redemption Shares"), of Bradley Real Estate, Inc., a Maryland corporation (the "Company"), that may be issued if, and to the extent that, certain holders of limited partner units ("Units") representing partnership interests of Bradley Operating Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), tender such Units to the Operating Partnership for redemption and the Company exercises its contractual right to acquire such tendered Units for Redemption Shares, which are the subject matter of the above-referenced Registration Statement filed with the Securities and Exchange Commission (the "Commission").

     We have acted as counsel to the Company in connection with the preparation and filing with the Commission of the Registration Statement. We have examined such documents and made such other investigation as we have deemed appropriate to render the opinions set forth below. As to matters of fact material to our opinions, we have relied, without independent verification, on representations made in certificates from, and other inquiries of, officers of the Company.

     We express no opinion herein concerning the laws of any other jurisdictions other than the laws of the United States of America and the General Corporation Law of the State of Maryland as in effect on the date hereof, and also express no opinion with respect to the blue sky or securities laws of any state, including Maryland.
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Bradley Real Estate, Inc.
December 17, 1999
Page 2

     Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, it is our opinion that, when the Registration Statement relating to the Redemption Shares has become effective under the Securities Act of 1933, as amended, and the Redemption Shares have been duly issued and exchanged for Units tendered to the Operating Partnership for redemption in accordance with the provisions of the Operating Partnership Agreement, the Redemption Shares will be duly authorized, validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to use in the prospectus contained in such Registration Statement.

                                 Very truly yours,

                                 /s/ GOODWIN, PROCTER & HOAR LLP

                                 GOODWIN, PROCTER & HOAR LLP